Exhibit 24b(14): Powers of Attorney
SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Security Life Separate Account S-A1 of Security Life Insurance Company, has duly caused this Registration Statement on Form N-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford and in the State of Connecticut on the 1st day of October, 2004.

SECURITY LIFE SEPARATE ACCOUNT S-A1
(Registrant)

By: SECURITY LIFE OF DENVER INSURANCE COMPANY
(Depositor)

	By:	/s/ Mark A. Tullis
Mark A. Tullis
President
(principal executive officer)

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints J. Neil McMurdie such person's true and lawful attorney and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person's name and capacity indicated below and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments).

Signature	Title	Date

/s/ Mark A. Tullis	President	09/24/04
Mark A. Tullis	(principal executive officer)

/s/ Keith Gubbay	Director	09/20/04
Keith Gubbay

/s/ Thomas J. McInerney	Director	09/21/04
Thomas J. McInerney

/s/ Kathleen A. Murphy	Director	09/16/04
Kathleen A. Murphy

/s/ Jacques de Vaucleroy	Director	09/21/04
Jacques de Vaucleroy

/s/ David A. Wheat	Director, Senior Vice President and Chief Financial Officer
David A. Wheat	(principal financial officer)

/s/ Roger W. Fisher	Vice President and Chief Accounting Officer
Roger W. Fisher	(principal accounting officer)